UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 28, 2016

UCP, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36001	90-0978085
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	99 Almaden Boulevard Suite 400 San Jose, California	95113
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 207-9499

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 28, 2016, the board of directors of UCP, Inc. (the “Company”) adopted amendments (collectively, the “Amendment”) to the Company’s Amended and Restated Bylaws.  The Amendment provides for a one-time extension of the deadline for stockholders to submit notice of any business to be properly brought before the Company’s 2017 annual meeting of stockholders (the “2017 Annual Meeting”) and the deadline for stockholders to submit notice of any nominations of persons for election to the Company’s board of directors at the 2017 Annual Meeting.  Pursuant to the Amendment, for a stockholder to bring business properly before the 2017 Annual Meeting or for a stockholder to nominate a person for election to the Company’s board of directors at the 2017 Annual Meeting, a stockholder must submit notice to the Company no later than February 6, 2017 (as opposed to the previous deadline of January 6, 2017).  The Amendment was effective immediately upon approval.  Any stockholder proposals or stockholder nominations of persons for election to the Company’s board of directors properly submitted on or before February 6, 2017 will be considered timely.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01.  Financial Statements and Exhibits.

 (d) Exhibits

Exhibit Number	Description

3.1	Amendment to the Amended and Restated Bylaws of UCP, Inc., dated December 28, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UCP, INC.

	By:	/s/ W. Allen Bennett
		Name:	W. Allen Bennett
		Title:	Vice President and General Counsel

Date: December 30, 2016

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amendment to the Amended and Restated Bylaws of UCP, Inc., dated December 28, 2016